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                                                                   EXHIBIT 24(a)





                                POWER OF ATTORNEY

The undersigned as an officer and director of both Eagle-Picher Holdings, Inc. and Eagle-Picher Industries, Inc., and as director of Eagle-Picher Technologies, LLC, hereby consents to and appoints Andries Ruijssenaars and David G. Krall, and each of them, as his true and lawful attorneys-in-fact and agents with all power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the 2000 fiscal year of both Eagle-Picher Holdings, Inc. and Eagle-Picher Industries, Inc., corporations organized and existing under the laws of the State of Delaware and the State of Ohio respectively, and of Eagle-Picher Technologies, LLC, a limited liability company organized and existing under the laws of the State of Delaware, and any and all amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the same as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

In Witness Whereof, the undersigned has hereunto set his hand on this 21st day of February, 2001.



/s/ Joel P. Wyler
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Joel P. Wyler
Director and Chairman of the Board